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                              POWER OF ATTORNEY



The undersigned, each being a Director of Applied Extrusion Technologies, Inc. ("AET"), does hereby constitute and appoint Thomas E. Williams his true and lawful attorney and agent, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments that said attorney and agent may deem necessary or advisable or which may required to enable AET to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of AET's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, including specifically without limiting the generality of the foregoing, the power and authority to sign in the name of and on behalf of the undersigned as a Director of AET. The undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.


Signature                      Title                            Date
---------                      -----                            ----


/s/ Amin J. Khoury             Chairman of the Board            12/2/97
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Amin J. Khoury


/s/ Paul W. Marshall           Director                         12/2/97
-------------------------
Paul W. Marshall


/s/ Richard G. Hamermesh       Director                         12/2/97
-------------------------
Richard G. Hamermesh


/s/ Mark M. Harmeling          Director                         12/2/97
-------------------------
Mark M. Harmeling


/s/ Nader A. Golestaneh        Director                         12/2/97
-------------------------
Nader A. Golestaneh


/s/ Joseph J. O'Donnell        Director                         12/2/97
-------------------------
Joseph J. O'Donnell


/s/ Robert H. Beeby            Director                         12/2/97
-------------------------
Robert H. Beeby